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                                                                     EXHIBIT 11

                 NATIONAL SECURITIES CORPORATION AND SUBSIDIARY

                          COMPUTATION OF EARNINGS PER SHARE

                                      PRIMARY


                                                             SEPTEMBER 27,        September 29,       September 30,
                                                                  1996                 1995               1994
                                                            -----------------   -----------------   ------------------
Net income for primary earnings
   per share                                                $       1,735,000   $         257,000   $         510,000
                                                            =================   =================   =================

Weighted average number of
   common shares outstanding
   during the year                                                    767,638             667,875             661,496

Add common equivalent shares
   upon exercise of stock options                                     94,415               33,432              26,923
                                                            ----------------    -----------------   -----------------

Weighted average number of
   shares used in calculation
   of primary earnings per share                                      862,053             701,307             688,419
                                                            =================   =================   =================

Primary earnings per share                                  $            2.01   $             .37   $             .74
                                                            =================   =================   =================

                                                 FULLY-DILUTED

Weighted average number of
   shares used in calculating
   primary earnings per share                                         862,053             701,307             688,419

Add additional shares issuable
   upon exercise of stock options                                     172,097               *                    *
                                                            -----------------   -----------------   -----------------

Weighted average number of
   shares used in calculation
   of fully-diluted earnings per share                              1,034,150             701,307             688,419
                                                            =================   =================   =================

Fully-diluted earnings per share                            $            1.68   $             .37   $             .74
                                                            =================   =================   =================


*No effect given to common stock equivalents, as their effect would increase the income per share.





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